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                                                                    EXHIBIT 5.01

                               September 7, 2000



HNC Software Inc.
5935 Cornerstone Court West
San Diego, CA 92121-3728

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by HNC Software Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about September 8, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,790,090 shares of the Company's Common Stock (the "Stock"), that are subject to issuance by the Company upon the exercise of (a) stock options granted or to be granted under the Company's 1998 Stock Option Plan (the "1998 PLAN"), and (b) stock options originally granted by Systems/Link Corporation, a Delaware corporation ("SYSTEMS/LINK"), under the Systems/Link 1999 Stock Option Plan and which will be assumed by the Company and converted into options to purchase shares of Stock pursuant to the Agreement and Plan of Reorganization, dated as of September 7, 2000, by and among the Company, Systems/Link Corporation and SLC Merger Corp., a Delaware corporation that is a wholly-owned subsidiary of the Company. The stock options referred to in clauses (a) and (b) above are collectively referred to in this letter as the "OPTIONS"). In rendering this opinion, we have examined as follows:

        (1) the Company's registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

        (2) the Registration Statement, together with the Exhibits filed as a part thereof;

        (3)    the prospectus prepared in connection with the Registration
               Statement;

        (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

        (5) a list from the Company's transfer agent dated as of September 5, 2000 verifying the number of the Company's issued and outstanding shares of capital stock as of September 1, 2000 and a list of options, warrants respecting the Company's capital, and any rights to purchase capital stock that was prepared by the Company and dated as of July 31, 2000 verifying the number of such issued and outstanding securities;

        (6) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations; and

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        (7)    the Company's Restated Certificate of Incorporation, as amended, and Bylaws, as amended, both included as exhibits to the Registration Statement.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, the existing General Corporation Law of the State of Delaware.

        Based upon the foregoing, it is our opinion that the 1,790,090 shares of Stock that may be issued and sold by the Company upon the exercise of the Options, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares

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subject to the Registration Statement and is not to be relied upon for any other purpose.



                                            Very truly yours,



                                            /s/ FENWICK & WEST LLP